SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

We have become aware that a shareholder of Vermillion has made public assertions to the effect that (i) Medicare accounts for 50% of Vermillion’s billed tests, and (ii) that the CEO and Board of Directors of Vermillion conspired to hide high Medicare denial rates from shareholders. We would like to assure our shareholders that these assertions are incorrect.

Quest Diagnostics, our strategic partner, handles all billing and reimbursements of OVA1 tests performed. Specific payer-level reimbursement data is provided to us by Quest once a year as part of the annual revenue true-up process. We also endeavor to maintain a dialogue with Quest regarding reimbursement issues as they arise. Vermillion has never provided payer-level denial rate or reimbursement data to its shareholders for a number of reasons, including that this is indirect information from Quest and proprietary to Quest, there is significant volatility of reimbursement rates from period to period and, therefore, it is not a reliable short term measure of performance, and management has not viewed any one payer’s denial rate as material to Vermillion’s financial performance to date given Vermillion’s relatively modest revenue and the fact that only Vermillion’s variable rate portion of its revenue is dependent on Quest’s reimbursement experience.

We can say that contrary to what was asserted by the shareholder, Medicare billings account for far less than the 50% of performed tests. In fact, for calendar year 2010 (our most recent true-up data), the rate was approximately 18%, and we believe it is lower than 18% for the first three quarters of 2011.

We continue to advise investors to be mindful that, at this stage of market adoption, reimbursement for the OVA1 test remains a significant challenge for the Company. This is true for not only Medicare, but all payers. As we said in our quarterly report on Form 10-Q for the quarter ended September 30, 2011: “There remain questions as to what extent third party payers, such as Medicare, Medicaid and private insurance companies will provide coverage for OVA1 and with what limitations.” Similarly, the Company has been open about reimbursement challenges on its quarterly earnings calls.

Management remains focused on improving reimbursement rates and reducing denial rates, and we are working closely with Quest in this regard. Overall, management expects reimbursement rates to improve as test volumes grow and doctors become more familiar with the billing processes. Vermillion remains committed to increasing adoption for the test. The management and the Board of Directors are also committed to maintaining open communications with our shareholders and continuing to provide all material information in our periodic filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: December 21, 2011	By:	/s/ Gail Page
Gail Page
Chief Executive Officer